SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 24, 2003
(To Prospectus dated January 29, 2003)


                              CWABS MASTER TRUST
                       (for the Series 2003-D Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2003-D

                                ---------------



--------------------------
The notes represent
obligations of the
CWABS Master Trust                     The Notes
for the Series 2003-D
Subtrust only and not of          o    This supplement relates to the offering of the notes of the series referenced
any other series trust of              above. This supplement does not contain complete information about the
the CWABS Master                       offering of the notes. Additional information is contained in the prospectus
Trust and do not                       supplement dated April 24, 2003, prepared in connection with the offering
represent an interest in               of the notes of the series referenced above, as supplemented by the
or obligation of                       supplement to the prospectus supplement dated March 15, 2004 and in the
CWABS, Inc.,                           prospectus of the depositor dated January 29, 2003. You are urged to read
Countrywide Home                       this supplement, the prospectus supplement, the supplements described
Loans, Inc., or any of                 above and the prospectus in full.
their affiliates.
                                  o    As of June 15, 2004, the note principal balance of the notes was
This supplement may be                 $311,347,697.
used to offer and sell the
notes only if
accompanied by the
prospectus supplement
and the prospectus.
--------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 21, 2004

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of June 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 12,450 mortgage loans having an aggregate principal balance of approximately $313,347,697.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                                                       As of June 1, 2004
Total Number of Mortgage Loans                                                        12,450
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
       30-59 days............................................................          0.31%
       60-89 days............................................................          0.08%
       90 days or more (excluding pending foreclosures)......................          0.14%
                                                                                       -----
       Total Delinquencies...................................................          0.53%
                                                                                       =====
Foreclosures Pending.........................................................          0.02%
                                                                                       -----
Total Delinquencies and foreclosures pending.................................          0.55%
                                                                                       =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement.

     At March 31, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004, Countrywide provided servicing for approximately $22.33 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                      As of December 31, 2000          As of December 31, 2001         As of December 31, 2002
                  -------------------------------------------------------------------------------------------------
                       Principal                        Principal                      Principal
                        Balance        Percentage         Balance      Percentage        Balance         Percentage
                   -----------------   -----------   ----------------- -----------  ------------------   ----------
Portfolio......... $3,748,790,561.82      --         $5,479,012,451.54       --     $10,640,766,181.58       --
Delinquency
percentage
 30-59 Days....... $   14,580,950.53     0.39%       $   28,456,872.07     0.52%    $    42,864,688.91      0.40%
 60-89 Days.......      4,626,810.83     0.12%            7,555,089.12     0.14%         10,661,957.76      0.10%
 90+ Days.........     10,660,110.74     0.28%           21,422,742.71     0.39%         19,421,702.11      0.18%
                   -----------------   -----------   ----------------- -----------  ------------------   ----------
    Total......... $   29,867,872.10     0.80%       $   57,434,703.90     1.05%    $    72,948,348.78      0.69%
Foreclosure Rate.. $    1,232,842.13     0.03%       $    3,142,409.33     0.06%    $     6,603,778.76      0.06%
Bankruptcy Rate... $    9,192,831.89     0.25%       $   12,681,563.87     0.23%    $    43,053,210.55      0.40%


[TABLE CONT'D]
                      As of December 31, 2003
                  --------------------------------
                       Principal
                        Balance        Percentage
                   -----------------   -----------
Portfolio......... $18,965,891,972.70     --
Delinquency
percentage
 30-59 Days....... $    61,283,288.31    0.32%
 60-89 Days.......      15,962,355.26    0.08%
 90+ Days.........      37,736,971.30    0.20%
                   -----------------   -----------
    Total......... $   114,982,614.87    0.61%
Foreclosure Rate.. $     4,984,448.78    0.03%
Bankruptcy Rate... $    41,137,908.75    0.22%


                        As of March 31, 2004
                  ---------------------------------
                       Principal
                        Balance         Percentage
                    ------------------  ----------
Portfolio.........  $22,333,207,662.00      --
Delinquency
percentage
 30-59 Days.......  $    59,352,029.00     0.27%
 60-89 Days.......       18,587,154.00     0.08%
 90+ Days.........       39,087,363.00     0.18%
                    ------------------  ----------
    Total.........  $   117,026,546.00     0.52%
Foreclosure Rate..  $     9,562,068.00     0.04%
Bankruptcy Rate...  $    48,076,090.00     0.22%

                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of June 15, 2004, the Note Principal Balance of the notes was $311,347,697. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The June 2003 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

The Indenture Trustee

     JPMorgan Chase Bank, a New York banking corporation, has succeeded to the corporate trust business of Bank One, National Association and has thereby become the indenture trustee under the Indenture.

     JPMorgan Chase Bank will make information available to noteholders via its internet website at http://www.jpmorgan.com/sfr. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524-9472.

                               THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New

York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect, for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                                      Range


Aggregate Principal Balance                                  $313,347,697

Weighted Average Mortgage Rate                                     5.702%           2.250%           to              9.625%
Weighted Average Gross Margin                                      1.705%          -1.750%           to              5.625%
Weighted Average Maximum Mortgage Rate                             17.90%           12.50%           to             18.000%
Weighted Average Principal Balance                                $25,168               $0           to            $900,000
Weighted Average Credit Limit                                     $40,179           $7,500           to          $1,000,000
Weighted Average Scheduled Remaining Term (months)                    275               53           to                 288
Weighted Average Combined Loan-to-Value Ratio                      80.89%            6.45%           to             100.00%
Weighted Average Credit Limit Utilization Rate                     65.35%            0.00%           to             100.00%
Weighted Average Minimum Rate                                      1.706%            0.00%           to              5.625%
Weighted Average Credit Score                                        709
Weighted Average Second Mortgage Ratio                             23.72%            0.79%           to              98.97%


Mortgage Loan Principal Balances
                                                                                                                 Percentage of
Range of                                             Number of                  Aggregate Unpaid      Reference Date Aggregate
Principal Balance                               Mortgage Loans                 Principal Balance             Principal Balance
------------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                       3,894                       $10,405,376                          3.32 %
$ 10,000.01 to $ 20,000                                  3,120                       $47,512,759                         15.16
$ 20,000.01 to $ 30,000                                  2,158                       $54,052,427                         17.25
$ 30,000.01 to $ 40,000                                  1,187                       $41,305,661                         13.18
$ 40,000.01 to $ 50,000                                    766                       $34,835,416                         11.12
$ 50,000.01 to $ 60,000                                    339                       $18,618,621                          5.94
$ 60,000.01 to $ 70,000                                    230                       $14,933,386                          4.77
$ 70,000.01 to $ 80,000                                    191                       $14,401,666                          4.60
$ 80,000.01 to $ 90,000                                    122                       $10,396,974                          3.32
$ 90,000.01 to $100,000                                    140                       $13,498,962                          4.31
$100,000.01 to $125,000                                     88                        $9,997,748                          3.19
$125,000.01 to $150,000                                    101                       $14,216,207                          4.54
$150,000.01 to $175,000                                     20                        $3,308,718                          1.06
$175,000.01 to $200,000                                     22                        $4,144,844                          1.32
$200,000.01 to $225,000                                      9                        $1,923,241                          0.61
$225,000.01 to $250,000                                     18                        $4,279,436                          1.37
$250,000.01 to $275,000                                     13                        $3,434,930                          1.10
$275,000.01 to $300,000                                      8                        $2,332,228                          0.74
$300,000.01 to $325,000                                      5                        $1,573,921                          0.50
$325,000.01 to $350,000                                      7                        $2,391,302                          0.76
$350,000.01 to $375,000                                      1                          $365,091                          0.12
$375,000.01 to $400,000                                      3                        $1,152,986                          0.37
$400,000.01 to $425,000                                      1                          $410,000                          0.13
$425,000.01 to $450,000                                      1                          $445,412                          0.14
$450,000.01 to $475,000                                      2                          $914,423                          0.29
$475,000.01 to $500,000                                      2                          $998,620                          0.32
$575,000.01 to $600,000                                      1                          $597,343                          0.19
$875,000.01 to $900,000                                      1                          $900,000                          0.29
------------------------------------------------------------------------------------------------------------------------------
Total                                                   12,450                      $313,347,697                        100.00 %
------------------------------------------------------------------------------------------------------------------------------


Geographic Distribution
                                                                                                       Percentage of
                                             Number of                 Aggregate Unpaid     Reference Date Aggregate
State                                   Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
Alabama                                            204                       $3,770,584                         1.20 %
Alaska                                              22                         $592,916                         0.19
Arizona                                            344                       $6,539,672                         2.09
California                                       2,592                      $87,163,567                        27.82
Colorado                                           454                      $14,592,542                         4.66
Connecticut                                        126                       $3,394,294                         1.08
Delaware                                            26                         $335,319                         0.11
District of Columbia                                11                         $352,429                         0.11
Florida                                            819                      $18,543,411                         5.92
Georgia                                            393                       $9,770,658                         3.12
Hawaii                                              93                       $3,127,446                         1.00
Idaho                                              147                       $3,168,090                         1.01
Illinois                                           563                      $12,719,217                         4.06
Indiana                                            180                       $3,187,882                         1.02
Iowa                                                64                       $1,192,178                         0.38
Kansas                                             147                       $2,726,422                         0.87
Kentucky                                            69                       $1,795,331                         0.57
Louisiana                                          140                       $2,727,902                         0.87
Maine                                               57                         $935,530                         0.30
Maryland                                           279                       $5,093,087                         1.63
Massachussetts                                     430                      $12,646,346                         4.04
Michigan                                           482                      $10,482,749                         3.35
Minnesota                                          127                       $3,448,353                         1.10
Mississippi                                         32                         $562,063                         0.18
Missouri                                           203                       $3,289,317                         1.05
Montana                                             43                         $840,769                         0.27
Nebraska                                            29                         $319,639                         0.10
Nevada                                             196                       $5,231,414                         1.67
New Hampshire                                       75                       $1,756,736                         0.56
New Jersey                                         566                      $14,423,101                         4.60
New Mexico                                          96                       $1,883,791                         0.60
New York                                           443                      $13,611,973                         4.34
North Carolina                                     297                       $5,797,116                         1.85
North Dakota                                         9                         $169,528                         0.05
Ohio                                               446                       $8,317,233                         2.65
Oklahoma                                            84                       $1,506,806                         0.48
Oregon                                             184                       $4,682,953                         1.49
Pennsylvania                                       480                       $9,142,320                         2.92
Rhode Island                                        45                         $949,764                         0.30
South Carolina                                     102                       $1,995,180                         0.64
South Dakota                                        10                         $246,603                         0.08
Tennessee                                          209                       $3,634,836                         1.16
Texas                                               29                         $724,708                         0.23
Utah                                               153                       $3,534,397                         1.13
Vermont                                             12                         $175,538                         0.06
Virginia                                           267                       $6,308,274                         2.01
Washington                                         395                       $9,767,224                         3.12
West Virginia                                       22                         $499,934                         0.16
Wisconsin                                          222                       $5,124,439                         1.64
Wyoming                                             32                         $546,119                         0.17
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------


Combined Loan-to-Value Ratios

                                                                                                       Percentage of
                                                                                                       Percentage of
Range of                                     Number of                 Aggregate Unpaid     Reference Date Aggregate
Combined Loan-to-Value Ratios (%)       Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
0 -10.00                                             6                         $110,721                         0.04 %
10.01-20.00                                         45                       $1,116,680                         0.36
20.01-30.00                                         86                       $1,698,701                         0.54
30.01-40.00                                        172                       $3,648,444                         1.16
40.01-50.00                                        357                       $9,985,869                         3.19
50.01-60.00                                        652                      $15,984,626                         5.10
60.01-70.00                                      1,520                      $41,296,785                        13.18
70.01-80.00                                      2,358                      $61,556,343                        19.64
80.01-90.00                                      5,007                     $112,815,388                        36.00
90.01-100.00                                     2,247                      $65,134,139                        20.79
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------



Mortgage Rates
                                                                                                       Percentage of
Range of Mortgage                            Number of                 Aggregate Unpaid     Reference Date Aggregate
Rates (%)                               Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
2.001 - 2.500                                        1                               $0                         0.00 %
3.001 - 3.500                                        1                         $900,000                         0.29
3.501 - 4.000                                    1,439                      $39,096,138                        12.48
4.001 - 4.500                                    1,927                      $53,976,114                        17.23
4.501 - 5.000                                      413                      $15,515,376                         4.95
5.001 - 5.500                                     1222                      $27,110,296                         8.65
5.501 - 6.000                                    2,394                      $45,584,781                        14.55
6.001 - 6.500                                    2,200                      $59,405,039                        18.96
6.501 - 7.000                                    1,448                      $35,892,736                        11.45
7.001 - 7.500                                      855                      $22,771,641                         7.27
7.501 - 8.000                                      283                       $6,644,899                         2.12
8.001 - 8.500                                      155                       $3,508,166                         1.12
8.501 - 9.000                                      107                       $2,850,260                         0.91
9.001 - 9.500                                        4                          $85,023                         0.03
9.501 - 10.000                                       1                           $7,227                         0.00
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------




Types of Mortgaged Property


                                                                                                       Percentage of
                                             Number of                 Aggregate Unpaid     Reference Date Aggregate
Property Type                           Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
Single Family Residence                          9,865                     $243,983,512                      77.86 %
Planned Unit Development (PUD)                   1,667                      $46,812,404                        14.94
Low-rise Condominium                               756                      $17,517,054                         5.59
2-4 Family Residence                               162                       $5,034,727                         1.61
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------




Lien Priority


                                                                                                       Percentage of
                                             Number of                 Aggregate Unpaid     Reference Date Aggregate
Lien Priority                           Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
1st Liens                                          267                      $18,092,371                       5.77 %
2nd Liens                                       12,183                     $295,255,326                        94.23
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------




Gross Margin


                                                                                                       Percentage of
Range of Gross                               Number of                 Aggregate Unpaid     Reference Date Aggregate
Margins (%)                             Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
Less than zero                                       3                         $963,794                       0.31 %
0                                                 1430                      $39,037,528                        12.46
0.001 - 0.250                                      274                      $10,298,226                         3.29
0.251 - 0.500                                     1645                      $43,284,793                        13.81
0.501 - 0.750                                      138                       $5,555,776                         1.77
0.751 - 1.000                                      280                      $10,154,051                         3.24
1.001 - 1.250                                      593                      $16,257,952                         5.19
1.251 - 1.500                                      638                      $11,062,140                         3.53
1.501 - 1.750                                      293                       $6,678,200                         2.13
1.751 - 2.000                                    2,089                      $38,708,391                        12.35
2.001 - 2.250                                      998                      $23,967,475                         7.65
2.251 - 2.500                                    1,201                      $35,342,178                        11.28
2.501 - 2.750                                      219                       $6,870,558                         2.19
2.751 - 3.000                                     1234                      $29,161,042                         9.31
3.001 - 3.250                                      205                       $3,830,663                         1.22
3.251 - 3.500                                      648                      $18,786,974                         6.00
3.501 - 3.750                                      221                       $5,021,398                         1.60
3.751 - 4.000                                       66                       $1,722,117                         0.55
4.001 - 4.250                                      106                       $2,293,467                         0.73
4.251 - 4.500                                       54                       $1,317,706                         0.42
4.501 - 4.750                                       76                       $2,417,111                         0.77
4.751 - 5.000                                       33                         $510,365                         0.16
5.001 - 5.250                                        3                          $77,527                         0.02
5.251 - 5.500                                        2                          $21,039                         0.01
5.501 - 5.750                                        1                           $7,227                         0.00
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------





Maximum Mortgage Rates


                                                                                                       Percentage of
Maximum Mortgage                             Number of                 Aggregate Unpaid     Reference Date Aggregate
Rates (%)                               Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
12.50                                                5                          $94,123                         0.03 %
16.00                                              299                       $5,847,462                         1.87
17.00                                              848                      $19,268,119                         6.15
18.00                                            11298                     $288,137,994                        91.95
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------



Remaining Term To Maturity
                                                                                                       Percentage of
Range of Remaining Terms to                  Number of                 Aggregate Unpaid     Reference Date Aggregate
Maturity (Months)                       Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
49 - 60                                              8                          $83,869                         0.03 %
61 - 72                                             42                         $364,470                         0.12
73 - 84                                              1                          $18,882                         0.01
85 - 96                                              1                          $32,229                         0.01
97 - 108                                            21                         $467,705                         0.15
157 - 168                                           77                       $2,805,279                         0.90
181 - 192                                          162                       $4,122,875                         1.32
193 - 204                                          579                      $10,256,827                         3.27
205 - 216                                         1181                      $22,910,267                         7.31
217 - 228                                            4                          $43,769                         0.01
265 - 276                                           38                       $1,198,105                         0.38
277 - 288                                       10,336                     $271,043,420                        86.50
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------



Origination Year
                                                                                                       Percentage of
                                             Number of                 Aggregate Unpaid     Reference Date Aggregate
Year of Origination                     Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
1994                                                 7                         $558,300                         0.18 %
1995                                               432                       $9,144,294                         2.92
1996                                               972                      $17,903,162                         5.71
1997                                               567                      $10,229,117                         3.26
2001                                                 1                          $33,782                         0.01
2002                                               163                       $5,976,313                         1.91
2003                                            10,308                     $269,502,729                        86.01
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------




Credit Limit Range



                                                                                                       Percentage of
Range of Credit                              Number of                 Aggregate Unpaid     Reference Date Aggregate
Limits ($)                              Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                 576                       $2,982,083                         0.95 %
$ 10,000.01 to $ 20,000                          3,598                      $37,340,193                        11.92
$ 20,000.01 to $ 30,000                          3,003                      $52,510,187                        16.76
$ 30,000.01 to $ 40,000                          1,625                      $39,887,456                        12.73
$ 40,000.01 to $ 50,000                          1,346                      $39,743,812                        12.68
$ 50,000.01 to $ 60,000                            524                      $20,400,127                         6.51
$ 60,000.01 to $ 70,000                            343                      $15,204,030                         4.85
$ 70,000.01 to $ 80,000                            296                      $14,281,251                         4.56
$ 80,000.01 to $ 90,000                            195                      $10,461,272                         3.34
$ 90,000.01 to $100,000                            381                      $20,419,079                         6.52
$100,000.01 to $125,000                            127                       $9,241,432                         2.95
$125,000.01 to $150,000                            189                      $16,288,232                         5.20
$150,000.01 to $175,000                             26                       $2,603,262                         0.83
$175,000.01 to $200,000                             62                       $6,419,449                         2.05
$200,000.01 to $225,000                             17                       $1,945,494                         0.62
$225,000.01 to $250,000                             38                       $4,863,450                         1.55
$250,000.01 to $275,000                             18                       $2,181,444                         0.70
$275,000.01 to $300,000                             26                       $4,236,117                         1.35
$300,000.01 to $325,000                              4                       $1,224,721                         0.39
$325,000.01 to $350,000                             10                       $1,454,431                         0.46
$350,000.01 to $375,000                              1                               $0                         0.00
$375,000.01 to $400,000                              9                       $1,413,980                         0.45
$400,000.01 to $425,000                              6                         $986,989                         0.31
$425,000.01 to $450,000                              4                         $531,488                         0.17
$450,000.01 to $475,000                              5                       $2,044,926                         0.65
$475,000.01 to $500,000                             16                       $2,835,736                         0.90
$525,000.01 to $550,000                              1                         $338,291                         0.11
$575,000.01 to $600,000                              1                         $597,343                         0.19
$775,000.01 to $800,000                              1                          $11,420                         0.00
$875,000.01 to $900,000                              1                         $900,000                         0.29
$975,000.01 to $1,000,000                            1                               $0                         0.00
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------




Credit Limit Utilization Rates

                                                                                                       Percentage of
Range of Credit Limit                        Number of                 Aggregate Unpaid     Reference Date Aggregate
Utilization Rates (%)                   Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
0.00%                                            2,164                              $16                         0.00 %
0.01% - 10.00%                                     305                         $797,963                         0.25
10.01% - 20.00%                                    316                       $2,329,964                         0.74
20.01% - 30.00%                                    324                       $3,534,474                         1.13
30.01% - 40.00%                                    374                       $5,715,130                         1.82
40.01% - 50.00%                                    434                       $7,916,401                         2.53
50.01% - 60.00%                                    508                      $11,216,686                         3.58
60.01% - 70.00%                                    530                      $15,006,330                         4.79
70.01% - 80.00%                                    695                      $20,445,736                         6.52
80.01% - 90.00%                                  1,005                      $30,527,546                         9.74
90.01% - 100.00%                                 5,795                     $215,857,452                        68.89
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------





Minimum Mortgage Rate
                                                                                                       Percentage of
Range of Minimum                             Number of                 Aggregate Unpaid     Reference Date Aggregate
Rates (%)                               Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
0                                                 1433                      $40,001,322              v         12.77 %
0.001 - 0.250                                      274                      $10,298,226                         3.29
0.251 - 0.500                                     1645                      $43,284,793                        13.81
0.501 - 0.750                                      138                       $5,555,776                         1.77
0.751 - 1.000                                      280                      $10,154,051                         3.24
1.001 - 1.250                                      593                      $16,257,952                         5.19
1.251 - 1.500                                      638                      $11,062,140                         3.53
1.501 - 1.750                                      293                       $6,678,200                         2.13
1.751 - 2.000                                    2,089                      $38,708,391                        12.35
2.001 - 2.250                                      998                      $23,967,475                         7.65
2.251 - 2.500                                    1,201                      $35,342,178                        11.28
2.501 - 2.750                                      219                       $6,870,558                         2.19
2.751 - 3.000                                     1234                      $29,161,042                         9.31
3.001 - 3.250                                      205                       $3,830,663                         1.22
3.251 - 3.500                                      648                      $18,786,974                         6.00
3.501 - 3.750                                      221                       $5,021,398                         1.60
3.751 - 4.000                                       66                       $1,722,117                         0.55
4.001 - 4.250                                      106                       $2,293,467                         0.73
4.251 - 4.500                                       54                       $1,317,706                         0.42
4.501 - 4.750                                       76                       $2,417,111                         0.77
4.751 - 5.000                                       33                         $510,365                         0.16
5.001 - 5.250                                        3                          $77,527                         0.02
5.251 - 5.500                                        2                          $21,039                         0.01
5.501 - 5.750                                        1                           $7,227                         0.00
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------




FICO Ranges

                                             Number of                 Aggregate Unpaid               % Of Aggregate
Fico Range                              Mortgage Loans                Principal Balance            Principal Balance
--------------------------------------------------------------------------------------------------------------------
841 - 860                                            1                               $0                         0.00 %
821 - 840                                           83                         $827,295                         0.26
801 - 820                                          388                       $4,985,819                         1.59
781 - 800                                          989                      $17,150,266                         5.47
761 - 780                                        1,464                      $29,316,360                         9.36
741 - 760                                        1,608                      $35,628,017                        11.37
721 - 740                                        1,561                      $39,047,776                        12.46
701 - 720                                        1,710                      $48,197,459                        15.38
681 - 700                                        1,504                      $44,345,792                        14.15
661 - 680                                        1,170                      $34,996,015                        11.17
641 - 660                                        1,123                      $34,441,288                        10.99
621 - 640                                          806                      $23,301,470                         7.44
601 - 620                                           43                       $1,110,140                         0.35
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------



Occupancy Type

                                                                                                       Percentage of
                                             Number of              Aggregate Principal          Aggregate Principal
Occupancy Type                           ortgage Loans              Balance Outstanding          Balance Outstanding
--------------------------------------------------------------------------------------------------------------------
Owner Occupied                                  12,176                     $306,594,832                        97.84 %
Non-Owner Occupied                                 165                       $4,334,656                         1.38
Second Home                                        109                       $2,418,209                         0.77
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------



Documentation Type

                                                                                                       Percentage of
                                             Number of              Aggregate Principal          Aggregate Principal
Documentation Type                      Mortgage Loans              Balance Outstanding          Balance Outstanding
--------------------------------------------------------------------------------------------------------------------
Alt Documentation                                5,374                     $126,316,031                        40.31 %
Full Documentation                               1,762                      $68,636,738                        21.90
Reduced Documentation                              428                      $23,187,457                         7.40
Streamlined Documentation                        1,420                      $40,437,329                        12.90
Super Streamlined Documentation                  3,466                      $54,770,143                        17.48
--------------------------------------------------------------------------------------------------------------------
Total                                           12,450                     $313,347,697                       100.00 %
--------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT 2


----------------------------------------------------------------------------------------------------------------------------------
                                                        RECONCILIATION REPORT
                                                                              ISSUE                                 25-Apr-03
                                                                              DATE       :
DEAL NAME:            COUNTRYWIDE HOME                                        DISTRIBUTION                          15-Jun-04
                      LOANS, INC.                                             DATE:
                      Revolving Home Equity Loan Asset                        DETERMINATION                         12-Jun-04
                      Backed Certificates, Series 2003-D                      DATE
                                                                              RUN DATE:                             10-Jun-04
                                                                                                                  10:28:42 AM
----------------------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
----------------------------------------------------------------------------------------------------------------------------------

A. Cash Available for Distribution                                  -------       -------         Total
                                                                                                  -----
Net Collections Interest Collections - per Servicer Report                                      $1,407,327.81
Principal Collections - per Servicer Report                                                    $16,528,258.68
Residual Advance                                                                                        $0.00
Cash Released from Additional Loan Account                                                              $0.00
Insured Payment                                                                                         $0.00
----------------------                                                                       =================
Total Deposit to Collection Account                                                            $17,935,586.49


----------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
----------------------------------------------------------------------------------------------------------------------------------

A. Amounts Distributed:

Section 5.01

Premium to Credit Enhancer                                                                         $38,967.25
Fannie Mae Guarantee Fee                                                                                $0.00
Investor Certificate Interest and Unpaid Investor Certificate Interest                            $353,303.08
Unreimbursed Credit Enhancement Draw Amounts                                                            $0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03                                                    $0.00
Basis Risk Carryforward                                                                                 $0.00
Class A Investor Certificate Principal Distributed                                             $11,139,904.30
Transferor Interest Distributed                                                                 $1,014,950.66
Transferor Principal Distributed                                                                $5,388,461.20
                                                                                             -----------------

Total Distributions                                                                            $17,935,586.49

                                                                                             -----------------
Difference (Remains in Collections Account)                                                             $0.00
                                                                                             =================

Balance Reconciliation
Loan Group Beginning Balance                                                                  $324,487,494.34
Loan Group Ending Balance                                                                     $313,347,696.86
                                                                                             -----------------
Change in Balance                                                                              $11,139,797.48
Principal Collections                                                                          $16,528,258.68
Liquidation Loss Amount                                                                                 $0.00
Additional Balances                                                                             $5,388,461.20
                                                                                             -----------------
Balance Check                                                                                         ($0.00)
                                                                                             =================